UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2007

Hampden Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33144	20-571454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 Harrison Avenue, Springfield, Massachusetts 01102 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (413) 736-1812

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

      On October 30, 2007, Hampden Bancorp, Inc. (the "Company"), the holding company for Hampden Bank, announced its financial results for the three months ended September 30, 2007. The press release announcing financial results for the three months ended September 30, 2007 is included as Exhibit 99.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

      On October 30, 2007, the Company announced that its Board of Directors has set the date for a special meeting of shareholders. The special meeting will be held on Tuesday, January 29, 2008, at 2:00 p.m. (Eastern Time) at the Sheraton Springfield Monarch Place Hotel, One Monarch Place, Springfield, MA. The record date for shareholders entitled to vote at the meeting will be December 12, 2007. At the special meeting, shareholders will be asked to consider and approve the adoption of the 2008 Equity Incentive Plan. A copy of the press release issued by the Company on October 30, 2007 is attached as Exhibit 99.1 and incorporated herein by reference.

Item 8.01. Other Events

      On October 30, 2007, the Company issued a press release announcing that its Board of Directors declared a quarterly cash dividend of $0.03 per common share, payable on November 27, 2007, to stockholders of record at the close of business on November 13, 2007. A copy of the press release announcing the declaration is attached as Exhibit 99.1.

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Item 9.01. Financial Statements and Exhibits.

(d) The following exhibits are filed with this report:

Exhibit Number	Description
99.1	Press Release issued by the Company on October 30, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampden Bancorp, Inc. (Registrant)

Date: November 2, 2007	By:	/s/ Thomas R. Burton
Thomas R. Burton President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by the Company on October 30, 2007.

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